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SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) August 1, 2001

QUICKLOGIC CORPORATION (Exact name of registrant as specified in its charter)
Delaware (State or other jurisdiction of incorporation)	000-22671 (Commission File Number)	77-0188504 (IRS Employer Identification No.)
1277 Orleans Drive, Sunnyvale, California (Address of principal executive offices)		94089-1138 (Zip Code)
Registrant's telephone number, including area code (408) 990-4000
(Former name or former address, if changed since last report)

Item 5. Other Events

    On August 1, 2001, QuickLogic Corporation, a Delaware corporation, completed the acquisition of certain assets of V3 Semiconductor, Inc., a Nevada corporation. The acquisition was effected in accordance with the Asset Purchase Agreement and Plan of Reorganization, dated as of April 17, 2001, by and among QuickLogic; Q Acquisition Corporation, a wholly-owned subsidiary of QuickLogic; V3; and V Cubed Corporation, a wholly-owned subsidiary of V3. A copy of the Asset Purchase Agreement is attached hereto as Exhibit 2.1 and incorporated herein by reference.

    As a result of the asset acquisition, QuickLogic issued 2,522,000 shares of its common stock to V3 in exchange for certain assets of V3 and offered employment to substantially all V3 employees. V3 filed a voluntary bankruptcy petition in the Northern District of California pursuant to Chapter 11 of the Bankruptcy Code on May 22, 2001.

    A further description of the asset acquisition is set forth in the press release disseminated by QuickLogic on August 3, 2001. The press release is attached to this Report as Exhibit 99.1 and is incorporated herein by reference.

Item 7. Financial Statements and Exhibits

(c)
Exhibits

2.1	Asset Purchase Agreement and Plan of Reorganization by and among QuickLogic Corporation, Q Acquisition Corporation, V3 Semiconductor Inc., and V Cubed Corporation dated as of April 17, 2001.
99.1	Press release dated August 3, 2001.

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SIGNATURE

    Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

QUICKLOGIC CORPORATION
/s/ ARTUHR O. WHIPPLE Arthur O. Whipple Chief Financial Officer (Principal Accounting Officer and officer duly authorized to sign this report on behalf of QuickLogic)
Date: August 6, 2001

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Exhibit Index

Exhibit No.
2.1	Asset Purchase Agreement and Plan of Reorganization by and among QuickLogic Corporation, Q Acquisition Corporation, V3 Semiconductor Inc., and V Cubed Corporation dated as of April 17, 2001
99.1	Press Release dated August 2, 2001

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SIGNATURE
Exhibit Index